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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.



                             Arthur Andersen LLP
                             ARTHUR ANDERSEN LLP


Chicago, Illinois
October 28, 1996

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 19, 1996 on LANSystems, Inc. consolidated financial statements included in or made part of this registration statement filed by Donnelley Enterprise Solutions Incorporated.


                              Arthur Andersen LLP
                              ARTHUR ANDERSEN LLP



New York, New York
October 28, 1996